SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 17, 2011

Date of Report (date of earliest event reported)

EVERGREEN SOLAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

138 Bartlett Street

Marlboro, Massachusetts 01752

(Address of principal executive offices)

(508) 357-2221

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 17, 2010, Evergreen Solar, Inc. (the “Company”) received a letter from The Nasdaq Listing Qualifications Staff (the “Staff”) stating that because the Company has not filed its report on Form 10-Q for the fiscal quarter ended July 2, 2011 it is not in compliance with Nasdaq Listing Rule 5250(c)(1) and the Company’s common stock will be delisted from The Nasdaq Stock Market LLC (“Nasdaq”) at the opening of business on August 24, 2011 unless the Company appeals the Staff determination. The Company will not appeal the Staff determination.

On August 23, 2011, the Company issued a press release announcing receipt of the Nasdaq notice. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

The Company is filing as Exhibit 99.2 hereto a Guarantee, dated June 26, 2008, delivered by Lehman Brothers Holding, Inc. in favor of the Company (the “Guarantee”), described in more detail below.

As previously disclosed and as filed as Exhibit 10.5 to the Company’s report on Form 10-Q for the period ended June 28, 2008, filed on August 4, 2008, concurrent with the offering and sale of the Company’s 4% Senior Convertible Notes due 2013 (the “Senior Notes”) on June 26, 2008, the Company entered into a common stock lending agreement (the “Common Stock Lending Agreement”) with Lehman Brothers International (Europe) (“LBIE”), an affiliate of the lead underwriter for the Senior Notes offering, pursuant to which the Company loaned 5,142,757 shares of its common stock (the “Borrowed Shares”) to LBIE. LBIE offered the 5,142,757 shares in a separate registered offering. LBIE received all of the proceeds from the sale of the Borrowed Shares. In consideration for the issuance of the Borrowed Shares, LBIE paid the Company a nominal loan fee. In the Common Stock Lending Agreement, LBIE agreed to deliver to the Company 5,142,757 shares of its common stock upon the earliest of (i) July 15, 2013, (ii) the Company’s election, at such time that the entire principal amount of the Senior Notes ceases to be outstanding, (iii) the mutual agreement of the Company and LBIE, (iv) the Company’s election upon a default by LBIE, and (v) at any time at LBIE’s election. The obligations of LBIE under the Common Stock Lending Agreement are guaranteed by the parent company of the lead underwriter, Lehman Brothers Holdings Inc., pursuant to the Guarantee, filed as Exhibit 99.2 hereto.

On September 15, 2008, the parent company of the lead underwriter filed for protection under Chapter 11 of the federal Bankruptcy Code and LBIE was placed into administration proceeding in the United Kingdom shortly thereafter. As a result of the bankruptcy filing and the administration proceeding, the Common Stock Lending Agreement automatically terminated and LBIE was contractually required to return the shares to the Company or the value of the shares in cash. The Company has since demanded the immediate return of all outstanding Borrowed Shares or the cash equivalent value, however, the shares have not yet been returned and no payment has been made.

The foregoing description of the Guarantee does not purport to be complete and is qualified in its entirety by reference to the Guarantee which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated August 23, 2011

99.2	Guarantee, dated as of June 26, 2008, of Lehman Brothers Holdings Inc., in favor of Evergreen Solar, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Solar, Inc.

By:	/s/ Christian M. Ehrbar
Name:	Christian M. Ehrbar
Title:	Vice President, General Counsel and Corporate Secretary

Dated: August 23, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 23, 2011

99.2	Guarantee, dated as of June 26, 2008, of Lehman Brothers Holdings Inc., in favor of Evergreen Solar, Inc.